EXHIBIT 99.1

Encore Bancshares Reports First Quarter 2011 Net Earnings of $1.2 Million or $0.05 Per Common Share

HOUSTON, April 29, 2011 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the first quarter of 2011.

First Quarter Highlights

Earnings metrics improvement compared with first quarter 2010

  Net interest margin expanded 26 basis points to 3.37%
  Provision for loan losses decreased $2.8 million
  Wealth management revenue increased 9.8%
  Noninterest expense decreased 21.4%

Growth of Texas franchise compared with March 31, 2010

  Deposit growth of 8.6%
  Commercial loan growth of 18.9%
  Demand deposits were 21.1% of total deposits, up from 16.3%
  Assets under management grew 2.5% to $2.9 billion

Continued improvement in credit quality

  Net charge-offs declined to $1.8 million, compared with $6.3 million for the first quarter 2010
  Nonperforming assets decreased 32.3%, compared with March 31, 2010
  Allowance for loan losses of 2.03% of loans, excluding loans held for sale

Capital ratios remain solid

  Estimated tier 1 capital ratio of 13.07%
  Tangible common equity ratio of 6.91%

"I am very pleased with our return to profitability and the improvement in our net interest margin," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We are executing on our strategy to grow our Houston franchise and to improve credit quality."

Earnings

For the three months ended March 31, 2011, our net earnings were $1.2 million, compared with a net loss of $2.3 million for the same period of 2010. Earnings per diluted common share for the first quarter of 2011 were $0.05, compared with a loss per diluted common share of $0.27 for the same period of 2010, after deducting preferred dividends for each period. Earnings in the first quarter of 2011 improved due to lower credit costs and reduced expenses as the first quarter of 2010 included charges related to the sale of our Florida operations, which was completed December 31, 2010.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the first quarter of 2011 was $11.2 million, a decrease of $404,000, or 3.5% compared with the same period of 2010, reflecting the decline in interest earning assets, which was mainly a result of the sale of our Florida operations. The net interest margin (TE) expanded 26 basis points to 3.37% during the same comparison period. The increase in margin was due primarily to an improved balance sheet mix, as temporary investments and higher costing deposits decreased after the sale of our Florida operations. On a linked quarter basis (compared with the immediately preceding quarter), net interest income (TE) was relatively flat. Although average earning assets decreased by approximately $192.3 million, the net interest margin increased 48 basis points. The increase in margin was due primarily to the sale of the Florida operations and the investment of surplus liquidity into securities. Average temporary investments, which we were holding partly in anticipation of the Florida operations sale were $243.3 million, or 15.8% of average interest earning assets, for the fourth quarter of 2010, compared with $60.1 million, or 4.5% of interest earning assets, for the first quarter of 2011.

Noninterest Income

Noninterest income was $7.1 million for the first quarter of 2011, an increase of $157,000, or 2.3%, compared with the same period of 2010. Trust and investment management fees increased $454,000, or 9.8%, as assets under management grew 2.5% primarily due to the improvements in the equity markets. This improvement was partially offset by lower insurance commissions and a loss on securities sales compared with a gain in the first quarter of 2010.

Noninterest Expense

Noninterest expense was $14.4 million for the first quarter of 2011, a decrease of $3.9 million, compared with the same period of 2010. The first quarter of 2010 included a write down of assets held for sale of $2.5 million and $1.1 million in foreclosed real estate expenses, both of which were primarily attributable to our Florida operations.

Segment Earnings

On a segment basis, our banking segment showed net earnings of $197,000, compared with a net loss of $3.2 million in the same period of 2010. The first quarter of 2010 included significant expenses related to the mark to market of our held-for-sale Florida operations. Our wealth management group had net earnings of $954,000 for the first quarter of 2011, a $246,000, or 34.7% increase, compared with the same period of 2010. The growth in earnings resulted mainly from a 2.5% increase in assets under management. Our insurance agency showed lower earnings compared with the same period of 2010, due to lower contingent commissions and higher expenses reflecting growth in the Ft. Worth office.

Loans

Period end loans, including loans held for sale, were $938.9 million at March 31, 2011, a decrease of $117.3 million, or 11.1%, compared with March 31, 2010. This decrease was due primarily to the sale of Florida loans as we exited the Florida market. Commercial loans in Texas grew $58.3 million, or 18.9%, in the same comparison period.

Deposits

Period end deposits were $1.0 billion at March 31, 2011, a decrease of $160.6 million, or 13.4%, compared with March 31, 2010. The decrease was mainly due to the sale of approximately $231.3 million in Florida deposits in May and December 2010. Total Texas deposits increased 8.6% in the same comparison period. Noninterest-bearing deposits at March 31, 2011 were $219.6 million, an increase of $63.6 million, or 40.7%, and represented 21.1% of total deposits.

Credit Quality and Capital Ratios

The provision for loan losses was $2.2 million for the first quarter of 2011, compared with $5.0 million for the same period of 2010. The decline in the provision for loan losses reflected improving credit quality. Net charge-offs for the first quarter were $1.8 million, or 0.78% of average total loans on an annualized basis, compared with $6.3 million, or 2.41% of average total loans on an annualized basis for the same period of 2010. Commercial loan charge-offs were $665,000 for the first quarter of 2011, compared with $5.1 million in the same period of 2010.  The charge-offs in the first quarter of 2010 included $1.8 million in mark to market adjustments on certain Florida loans which were classified as held-for-sale. The allowance for loan losses was $19.0 million, or 2.03% of loans, excluding loans held for sale, at March 31, 2011, compared with $25.1 million, or 2.58% of loans at March 31, 2010.

At March 31, 2011, nonperforming assets were $35.0 million compared with $35.8 million at December 31, 2010 and $51.8 million at March 31, 2010. Nonperforming loans were $27.7 million at March 31, 2011, compared with $26.5 million at December 31, 2010, an increase of $1.2 million, or 4.7%. The increase in nonperforming loans was due primarily to three commercial real estate loans in Florida.

Subsequent to March 31, 2011, we received pay downs totaling $6.5 million on two lending relationships that had been reported as nonperforming. On a proforma basis as of March 31, 2011, our nonperforming assets would be $28.5 million, or 3.04% of total loans and investment in real estate, after these payments.

Investment in real estate was $7.3 million at March 31, 2011, compared with $9.3 million at December 31, 2010, a decrease of $2.0 million, or 21.4%. The decrease resulted primarily from the sale of several properties, which consisted mostly of vacant land in Florida. Restructured loans still accruing were $1.8 million at March 31, 2011, compared with $804,000 at December 31, 2010. The increase was due primarily to one commercial loan in Houston.

As of March 31, 2011, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.07%, 14.33%, and 9.29%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per common share and tangible book value per common share were $11.97 and $8.48 at March 31, 2011, compared with $12.00 and $8.45 at December 31, 2010.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, April 29, 2011, at 10:30 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, May 2, 2011.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area. Headquartered in Houston and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; our ability to fully realize our net deferred tax asset; our ability to raise capital when needed; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2010 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Operations Statement Data:
Interest income	$ 15,839	$ 17,955	$ 16,725
Interest expense	4,744	6,465	5,624
Net interest income	11,095	11,490	11,101
Provision for loan losses	2,170	4,960	2,597
Net interest income after provision for
loan losses	8,925	6,530	8,504
Noninterest income	7,066	6,909	9,859
Noninterest expense	14,355	18,264	20,213
Net earnings (loss) before income taxes	1,636	(4,825)	(1,850)
Income tax expense (benefit)	484	(2,574)	(950)
Net earnings (loss)	$ 1,152	$ (2,251)	$ (900)
Earnings (loss) available to common shareholders	$ 594	$ (2,807)	$ (1,457)

Common Share Data:
Basic earnings (loss) per share (1)	$ 0.05	$ (0.27)	$ (0.13)
Diluted earnings (loss) per share (1)	0.05	(0.27)	(0.13)
Book value per share	11.97	14.43	12.00
Tangible book value per share (2)	8.48	10.76	8.45

Average common shares outstanding	11,491	10,558	11,391
Diluted average common shares outstanding	11,575	10,558	11,391
Common shares outstanding at end of period	11,552	11,162	11,431

Selected Performance Ratios:
Return on average assets	0.32%	(0.56)%	(0.22)%
Return on average common equity (1)	1.75%	(7.20)%	(4.11)%
Return on average tangible common equity (1)(2)	2.49%	(9.73)%	(5.79)%
Taxable-equivalent net interest margin (2)	3.37%	3.11%	2.89%
Efficiency ratio	78.02%	85.09%	77.96%
Noninterest income to total revenue	38.91%	37.55%	47.04%

(1) Using earnings (loss) available to common shareholders.
(2) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

ASSETS
Cash and due from banks	$ 18,477	$ 13,523	$ 16,825	$ 14,718	$ 18,420
Interest-bearing deposits in banks	49,109	49,478	231,866	314,624	237,771
Federal funds sold and other	856	1,098	993	902	1,695
Cash and cash equivalents	68,442	64,099	249,684	330,244	257,886
Securities available-for-sale, at estimated fair value	241,370	251,784	198,530	72,153	138,495
Securities held-to-maturity, at amortized cost	101,235	107,618	55,436	68,628	88,454
Loans held-for-sale	2,913	10,915	111,505	77,914	81,953
Loans receivable	936,036	920,457	924,589	972,765	974,301
Allowance for loan losses	(19,008)	(18,639)	(20,967)	(26,675)	(25,132)
Net loans receivable	917,028	901,818	903,622	946,090	949,169
Federal Home Loan Bank of Dallas stock, at cost	10,206	9,610	9,602	9,593	9,578
Investment in real estate	7,311	9,298	10,852	13,602	11,054
Premises and equipment, net	6,757	7,023	7,284	7,567	9,327
Cash surrender value of life insurance policies	16,078	15,935	15,786	15,637	15,489
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	4,575	4,716	4,876	5,034	5,192
Accrued interest receivable and other assets	46,467	47,882	44,430	40,085	32,176
Other assets held-for-sale	--	--	3,256	3,269	3,344
	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615	$ 1,637,916

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 219,629	$ 219,756	$ 205,927	$ 182,729	$ 156,071
Interest-bearing	821,163	830,688	838,125	832,876	802,597
Deposits held-for-sale	--	--	187,433	184,106	242,755
Total deposits	1,040,792	1,050,444	1,231,485	1,199,711	1,201,423
Borrowings and repurchase agreements	221,582	219,777	220,818	219,602	218,560
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	7,274	9,016	8,028	7,804	7,094
Other liabilities held-for-sale	--	--	6	6	10
Total liabilities	1,290,267	1,299,856	1,480,956	1,447,742	1,447,706

Commitments and contingencies
Shareholders' equity:
Preferred stock	29,633	29,500	29,368	29,238	29,107
Common stock	11,603	11,479	11,421	11,416	11,195
Additional paid-in capital	123,329	122,678	121,939	121,533	121,345
Retained earnings	5,235	4,641	6,098	15,079	28,288
Common stock in treasury, at cost	(497)	(455)	(389)	(346)	(319)
Accumulated other comprehensive income (loss)	(1,389)	(1,202)	1,269	953	594
Shareholders' equity	167,914	166,641	169,706	177,873	190,210
	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615	$ 1,637,916

Ratios and Common Share Data:
Leverage ratio (1)	9.29%	8.10%	9.00%	9.93%	10.73%
Tier 1 risk-based capital ratio (1)	13.07%	12.83%	13.26%	14.59%	15.56%
Total risk-based capital ratio (1)	14.33%	14.09%	14.79%	15.86%	16.82%
Book value per share	$ 11.97	$ 12.00	$ 12.33	$ 13.06	$ 14.43
Tangible book value per share (2)	8.48	8.45	8.76	9.47	10.76
Tangible common equity to tangible assets (2)	6.91%	6.78%	6.19%	6.80%	7.52%

(1) Estimated at March 31, 2011.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Interest income:
Loans, including fees	$ 13,442	$ 14,646	$ 15,408	$ 15,441	$ 15,694
Securities	2,305	1,872	1,276	1,526	2,046
Federal funds sold and other	92	207	238	234	215
Total interest income	15,839	16,725	16,922	17,201	17,955
Interest expense:
Deposits	2,340	2,562	2,827	2,962	3,042
Deposits held-for-sale	--	636	698	863	1,010
Borrowings and repurchase agreements	2,106	2,128	2,127	2,139	2,116
Junior subordinated debentures	298	298	301	298	297
Total interest expense	4,744	5,624	5,953	6,262	6,465
Net interest income	11,095	11,101	10,969	10,939	11,490
Provision for loan losses	2,170	2,597	9,599	18,013	4,960
Net interest income after provision for loan losses	8,925	8,504	1,370	(7,074)	6,530
Noninterest income:
Trust and investment management fees	5,072	5,122	4,639	4,591	4,618
Mortgage banking	140	501	150	78	36
Insurance commissions and fees	1,440	1,120	1,524	1,488	1,639
Net gain (loss) on sale of available-for-sale securities	(31)	38	261	120	99
Gain on sale of branches	--	2,567	--	1,115	--
Other	445	511	454	555	517
Total noninterest income	7,066	9,859	7,028	7,947	6,909
Noninterest expense:
Compensation	8,706	8,469	8,503	8,638	8,551
Occupancy	1,287	1,339	1,395	1,454	1,478
Equipment	241	261	274	330	363
Advertising and promotion	156	137	146	153	181
Outside data processing	783	910	874	897	870
Professional fees	1,134	1,165	1,325	1,435	921
Intangible amortization	140	160	158	159	158
FDIC assessment	798	790	1,532	703	655
Foreclosed real estate expenses, net	83	119	4,458	1,402	1,124
Write down of assets held-for-sale	21	5,744	1,012	2,793	2,535
Other	1,006	1,119	1,051	1,431	1,428
Total noninterest expense	14,355	20,213	20,728	19,395	18,264
Net earnings (loss) before income taxes	1,636	(1,850)	(12,330)	(18,522)	(4,825)
Income tax expense (benefit)	484	(950)	(3,904)	(5,869)	(2,574)
Net earnings (loss)	$ 1,152	$ (900)	$ (8,426)	$ (12,653)	$ (2,251)
Earnings (loss) available to common shareholders	$ 594	$ (1,457)	$ (8,981)	$ (13,209)	$ (2,807)
Earnings (loss) per common share:
Basic	$ 0.05	$ (0.13)	$ (0.79)	$ (1.16)	$ (0.27)
Diluted	0.05	(0.13)	(0.79)	(1.16)	(0.27)
Average common shares outstanding	11,491	11,391	11,380	11,375	10,558
Diluted average common shares outstanding	11,575	11,391	11,380	11,375	10,558

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Assets:
Interest-earning assets:
Loans	$ 933,361	$ 1,004,472	$ 1,056,657	$ 1,059,695	$ 1,064,375
Securities	354,250	292,241	209,365	186,777	230,390
Federal funds sold and other	60,084	243,304	290,541	275,148	220,019
Total interest-earning assets	1,347,695	1,540,017	1,556,563	1,521,620	1,514,784
Less: Allowance for loan losses	(18,604)	(20,433)	(27,144)	(24,796)	(26,672)
Noninterest-earning assets	131,183	131,861	128,197	122,236	126,284
Noninterest-earning assets held-for-sale	--	4,403	4,196	4,481	7,377
Total assets	$ 1,460,274	$ 1,655,848	$ 1,661,812	$ 1,623,541	$ 1,621,773

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 162,577	$ 148,875	$ 139,820	$ 145,856	$ 153,023
Money market and savings	287,029	298,725	279,084	238,000	240,292
Time deposits	379,142	386,634	410,318	415,615	400,451
Interest-bearing deposits held-for-sale	--	167,869	171,805	201,919	219,809
Total interest-bearing deposits	828,748	1,002,103	1,001,027	1,001,390	1,013,575
Borrowings and repurchase agreements	224,792	220,042	220,068	218,794	220,759
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,074,159	1,242,764	1,241,714	1,240,803	1,254,953
Noninterest-bearing liabilities:
Noninterest-bearing deposits	210,885	220,169	220,166	168,021	146,779
Noninterest-bearing deposits held-for-sale	--	14,767	14,983	17,830	17,213
Other liabilities	8,344	8,019	7,132	6,384	15,412
Other liabilities held-for-sale	--	197	216	253	303
Total liabilities	1,293,388	1,485,916	1,484,211	1,433,291	1,434,660
Shareholders' equity	166,886	169,932	177,601	190,250	187,113
Total liabilities and shareholders' equity	$ 1,460,274	$ 1,655,848	$ 1,661,812	$ 1,623,541	$ 1,621,773

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
Loan Portfolio:	2011	2010	2010	2010	2010
Commercial:
Commercial	$ 164,053	$ 147,090	$ 138,594	$ 131,712	$ 115,653
Commercial real estate	168,893	166,043	154,476	189,471	199,166
Real estate construction	52,106	46,326	54,140	55,332	66,618
Total commercial	385,052	359,459	347,210	376,515	381,437
Consumer:
Residential real estate first lien	205,012	205,531	207,386	215,911	211,366
Residential real estate second lien	263,286	269,727	280,245	290,934	289,344
Home equity lines	59,832	60,609	63,983	66,311	68,677
Consumer other	22,854	25,131	25,765	23,094	23,477
Total consumer	550,984	560,998	577,379	596,250	592,864
Loans receivable	936,036	920,457	924,589	972,765	974,301
Loans held-for-sale	2,913	10,915	111,505	77,914	81,953
Total loans	$ 938,949	$ 931,372	$ 1,036,094	$ 1,050,679	$ 1,056,254

Asset Quality:
Nonaccrual loans - Texas (1)	$ 14,557	$ 15,167	$ 17,445	$ 22,441	$ 8,860
Nonaccrual loans - Florida (1)	13,169	11,310	34,251	41,773	31,851
Total nonaccrual loans (1)	27,726	26,477	51,696	64,214	40,711
Investment in real estate - Texas	4,226	4,783	5,762	6,194	6,954
Investment in real estate - Florida	3,085	4,515	5,090	7,408	4,100
Total investment in real estate	7,311	9,298	10,852	13,602	11,054
Total nonperforming assets	$ 35,037	$ 35,775	$ 62,548	$ 77,816	$ 51,765
Accruing loans past due 90 days or more	$ --	$ 313	$ --	$ --	$ --
Restructured loans still accruing	$ 1,755	$ 804	$ 2,570	$ 1,072	$ 5,710

Asset Quality Ratios:
Nonperforming assets to total loans and
investment in real estate	3.70%	3.80%	5.97%	7.31%	4.85%
Net charge-offs to average total loans	0.78%	1.95%	5.75%	6.23%	2.41%
Allowance for loan losses to period end
loans (excluding loans held-for-sale)	2.03%	2.02%	2.27%	2.74%	2.58%
Allowance for loan losses to nonperforming
loans (excluding loans held-for-sale)	74.72%	94.11%	88.89%	45.47%	61.73%

Deposits:
Noninterest-bearing deposits	$ 219,629	$ 219,756	$ 205,927	$ 182,729	$ 156,071
Interest checking	155,262	173,839	145,257	152,041	157,796
Money market and savings	285,612	278,507	293,381	259,189	237,204
Time deposits less than $100	114,819	117,974	124,132	132,514	130,898
Core deposits	775,322	790,076	768,697	726,473	681,969
Time deposits $100 and greater	239,936	239,129	251,271	265,076	251,089
Brokered deposits	25,534	21,239	24,084	24,056	25,610
Deposits held-for-sale	--	--	187,433	184,106	242,755
Total deposits	$ 1,040,792	$ 1,050,444	$ 1,231,485	$ 1,199,711	$ 1,201,423

Assets Under Management	$ 2,855,544	$ 2,857,390	$ 2,732,757	$ 2,592,186	$ 2,786,220

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

Allowance for loan losses at beginning of quarter	$ 18,639	$ 20,967	$ 26,675	$ 25,132	$ 26,501

Charge-offs:
Commercial:
Commercial	(196)	(21)	(160)	(402)	(382)
Commercial real estate	(465)	(14)	(10,049)	(10,118)	(4,346)
Real estate construction	(4)	(2,329)	(3,407)	(3,101)	(322)
Total commercial	(665)	(2,364)	(13,616)	(13,621)	(5,050)

Consumer:
Residential real estate first lien	(222)	(1,261)	(503)	(1,707)	(618)
Residential real estate second lien	(1,059)	(1,106)	(879)	(1,301)	(434)
Home equity lines	(296)	(430)	(664)	(237)	(699)
Consumer other	(36)	(9)	(73)	(248)	(84)
Total consumer	(1,613)	(2,806)	(2,119)	(3,493)	(1,835)

Total charge-offs	(2,278)	(5,170)	(15,735)	(17,114)	(6,885)

Recoveries:
Commercial:
Commercial	3	52	157	543	131
Commercial real estate	12	--	--	17	--
Real estate construction	131	54	1	3	46
Total commercial	146	106	158	563	177

Consumer:
Residential real estate first lien	223	--	161	9	134
Residential real estate second lien	71	31	36	27	132
Home equity lines	19	80	11	11	78
Consumer other	18	28	62	34	35
Total consumer	331	139	270	81	379

Total recoveries	477	245	428	644	556

Net charge-offs	(1,801)	(4,925)	(15,307)	(16,470)	(6,329)

Provision for loan losses	2,170	2,597	9,599	18,013	4,960

Allowance for loan losses at end of quarter	$ 19,008	$ 18,639	$ 20,967	$ 26,675	$ 25,132

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Banking
Net interest income	$ 11,367	$ 11,361	$ 11,231	$ 11,191	$ 11,742
Provision for loan losses	2,170	2,597	9,599	18,013	4,960
Noninterest income	529	3,602	857	1,800	647
Noninterest expense	9,563	15,476	16,133	14,747	13,675
Earnings (loss) before income taxes	163	(3,110)	(13,644)	(19,769)	(6,246)
Income tax benefit	(34)	(1,309)	(4,370)	(6,311)	(3,076)
Net earnings (loss)	$ 197	$ (1,801)	$ (9,274)	$ (13,458)	$ (3,170)
Total assets at quarter end	$ 1,467,887	$ 1,473,837	$ 1,650,297	$ 1,628,706	$ 1,645,468

Wealth Management
Net interest income	$ 24	$ 34	$ 34	$ 41	$ 40
Noninterest income	5,089	5,130	4,638	4,593	4,618
Noninterest expense	3,643	3,612	3,442	3,547	3,562
Earnings before income taxes	1,470	1,552	1,230	1,087	1,096
Income tax expense	516	475	438	385	388
Net earnings	$ 954	$ 1,077	$ 792	$ 702	$ 708
Total assets at quarter end	$ 64,157	$ 63,254	$ 63,933	$ 62,518	$ 61,316

Insurance
Net interest income	$ 2	$ 4	$ 5	$ 5	$ 5
Noninterest income	1,448	1,127	1,533	1,554	1,644
Noninterest expense	1,149	1,125	1,153	1,101	1,027
Earnings before income taxes	301	6	385	458	622
Income tax expense (benefit)	106	(12)	134	161	218
Net earnings	$ 195	$ 18	$ 251	$ 297	$ 404
Total assets at quarter end	$ 6,827	$ 9,095	$ 9,063	$ 8,714	$ 8,053

Other
Net interest expense	$ (298)	$ (298)	$ (301)	$ (298)	$ (297)
Loss before income taxes	(298)	(298)	(301)	(298)	(297)
Income tax benefit	(104)	(104)	(106)	(104)	(104)
Net loss	$ (194)	$ (194)	$ (195)	$ (194)	$ (193)
Total assets at quarter end	$ (80,690)	$ (79,689)	$ (72,631)	$ (74,323)	$ (76,921)

Consolidated
Net interest income	$ 11,095	$ 11,101	$ 10,969	$ 10,939	$ 11,490
Provision for loan losses	2,170	2,597	9,599	18,013	4,960
Noninterest income	7,066	9,859	7,028	7,947	6,909
Noninterest expense	14,355	20,213	20,728	19,395	18,264
Earnings (loss) before income taxes	1,636	(1,850)	(12,330)	(18,522)	(4,825)
Income tax expense (benefit)	484	(950)	(3,904)	(5,869)	(2,574)
Net earnings (loss)	$ 1,152	$ (900)	$ (8,426)	$ (12,653)	$ (2,251)
Total assets at quarter end	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615	$ 1,637,916

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 933,361	$ 13,495	5.86%	$ 1,064,375	$ 15,760	6.00%
Securities - TE yield	354,250	2,369	2.71%	230,390	2,106	3.71%
Federal funds sold and other	60,084	92	0.62%	220,019	215	0.40%
Total interest-earning assets - TE yield	1,347,695	15,956	4.80%	1,514,784	18,081	4.84%
Less: Allowance for loan losses	(18,604)			(26,672)
Noninterest-earning assets	131,183			126,284
Noninterest-earning assets held-for-sale	--			7,377
Total assets	$ 1,460,274			$ 1,621,773

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 162,577	$ 91	0.23%	$ 153,023	$ 122	0.32%
Money market and savings	287,029	309	0.44%	240,292	506	0.85%
Time deposits	379,142	1,940	2.08%	400,451	2,414	2.44%
Interest-bearing deposits held-for-sale	--	--		219,809	1,010	1.86%
Total interest-bearing deposits	828,748	2,340	1.15%	1,013,575	4,052	1.62%
Borrowings and repurchase agreements	224,792	2,106	3.80%	220,759	2,116	3.89%
Junior subordinated debentures	20,619	298	5.86%	20,619	297	5.84%
Total interest-bearing liabilities	1,074,159	4,744	1.79%	1,254,953	6,465	2.09%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	210,885			146,779
Noninterest-bearing deposits held-for-sale	--			17,213
Other liabilities	8,344			15,412
Other liabilities held-for-sale	--			303
Total liabilities	1,293,388			1,434,660
Shareholders' equity	166,886			187,113
Total liabilities and shareholders' equity	$ 1,460,274			$ 1,621,773

Net interest income - TE		$ 11,212			$ 11,616

Net interest spread - TE			3.01%			2.75%
Net interest margin - TE			3.37%			3.11%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

Shareholders' equity (GAAP)	$ 167,914	$ 166,641	$ 169,706	$ 177,873	$ 190,210
Less: Preferred stock	29,633	29,500	29,368	29,238	29,107
Goodwill and other intangible assets, net	40,374	40,515	40,675	40,833	40,991
Tangible common equity (1)	$ 97,907	$ 96,626	$ 99,663	$ 107,802	$ 120,112

Total assets (GAAP)	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,625,615	$ 1,637,916
Less: Goodwill and other intangible assets, net	40,374	40,515	40,675	40,833	40,991
Tangible assets	$ 1,417,807	$ 1,425,982	$ 1,609,987	$ 1,584,782	$ 1,596,925

Common shares outstanding at end of period	11,552	11,431	11,380	11,380	11,162

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended
	March 31,
	2011	2010
Net interest income (GAAP)	$ 11,095	$ 11,490
Taxable-equivalent adjustment (1)	117	126
Net interest income on a taxable-equivalent basis	$ 11,212	$ 11,616

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.

CONTACT: L. Anderson Creel
         Chief Financial Officer
         713.787.3138

         James S. D'Agostino, Jr.
         Chairman and CEO
         713.787.3103